Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION REPORTS
2022 SECOND QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS

2022 Second Quarter and Year-To-Date Highlights

•Net income for the three months and quarter ended June 30, 2022, totaled $8,630,000, which was an increase of $122,000 or 1.43% from comparable period results for the three months ended June 30, 2021. Basic earnings per share was $0.99 and $0.98 for the three months ended June 30, 2022 and 2021, respectively. The increase in net income for the second quarter of 2022 was driven by increases in net interest income of $1,235,000 and commissions from insurance sales of $955,000.

•Net income for the six months ended June 30, 2022, totaled $15,229,000, with basic earnings per share of $1.75. This reflects a decrease of $750,000 or 4.69% from comparable period results for the six months ended June 30, 2021. The lower net income for the first half of 2022 was primarily a result of reduced income from residential mortgage loans sold of $1,771,000.

•Net interest income for the six months ended June 30, 2022, totaled $36,857,000, which was an increase of $963,000 or 2.68% over comparable period results for the six months ended June 30, 2021.

•The net interest margin for the second quarter of 2022 increased 46 basis points to 3.13% from 2.67% in the first quarter of 2022 and 8 basis points to 3.13% from 3.05% in the second quarter of 2021. Paycheck Protection Program (PPP) fees and purchase accounting accretion for the second quarter of 2022 totaled $1,014,000, compared to $1,058,000 and $3,035,000 in the first quarter of 2022 and second quarter of 2021, respectively.

•Total loans outstanding were $1,509,792,000 at June 30, 2022, as compared to $1,557,776,000 at June 30, 2021, for a decrease of 3.08%. Year over year, the decrease in loans was largely attributable to the payoff of PPP loans and a reduction in residential mortgage loans. PPP loans declined by $93,112,000 during this period. Conversely, from December 31, 2021 to June 30,

ACNB Corporation
Press Release/2022 Second Quarter Financial Results
July 29, 2022

2022, loans increased by $41,365,000, or 2.82%, due primarily to strong loan originations in the commercial and government lending portfolios during the period. Excluding payoffs for PPP loans, loans grew by 4.1% from December 31, 2021 to June 30, 2022.

•Total deposits were $2,363,773,000 at June 30, 2022, as compared to $2,338,035,000 at June 30, 2021, for an increase of 1.10%. Year over year, the increase in deposits was a result of customers holding higher balances across a broad base of accounts due to tepid economic activity resulting from the effects of the current economic environment.

•Quarterly cash dividends paid to ACNB Corporation shareholders in the first half of 2022 totaled $4,521,000, or $0.52 per common share. Compared to a year ago, ACNB Corporation paid a $0.52 dividend per common share in the first half of 2021, which included a special dividend of $0.02 per common share. On July 21, 2022, the Corporation announced the regular quarterly cash dividend declared for the third quarter of 2022 in the amount of $0.26 per common share, payable on September 15, 2022, to shareholders of record as of September 1, 2022, which is consistent with the dividend paid in the first and second quarters of 2022.

•ACNB Corporation repurchased 88,225 shares of ACNB Corporation common stock during the second quarter of 2022 at a cost of $2,905,000. As of June 30, 2022, up to an additional 118,704 shares of ACNB Corporation common stock were available for repurchase under the common stock repurchase program originally announced in February 2021.

•Effective June 1, 2022, Jason H. Weber became Executive Vice President/Treasurer & Chief Financial Officer of ACNB Corporation and ACNB Bank. As previously announced, Mr. Weber was selected as the successor to David W. Cathell, who announced in September 2021 his intention to retire from all of his positions with ACNB Corporation and its subsidiaries effective the close of business on May 31, 2022.

•As previously announced, effective February 28, 2022, ACNB Insurance Services, Inc. completed the acquisition of the business and assets of Hockley & O’Donnell Insurance Agency, LLC, Gettysburg, PA. This transaction is the most recent acquisition of a book of insurance business by ACNB Insurance Services, Inc., which is anticipated to increase gross premium dollars for the agency by approximately 30%. Systems integration related to this acquisition occurred as of June 27, 2022.

GETTYSBURG, PA, July 29, 2022 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced financial results for the three months ended June 30, 2022, with net income of $8,630,000. Compared to net income of $8,508,000 for the three months ended June 30, 2021, this was an increase of $122,000 or 1.43% from comparable period results. The increase in net income for the three months ended June 30, 2022, was driven by increases in net interest income of $1,235,000 and commissions from insurance sales of $955,000. The increase in net

ACNB Corporation
Press Release/2022 Second Quarter Financial Results
July 29, 2022

interest income was a result of the rise in net interest margin of 8 basis points and in average earning assets of $96,303,000 period over period. The increase in commissions from insurance sales was primarily attributable to the acquisition of the business and assets of Hockley & O’Donnell Insurance Agency in the first quarter of 2022. The acquisition added $719,000 of revenue during the second quarter of 2022. For the three months ended June 30, 2022 and 2021, basic earnings per share was $0.99 and $0.98, respectively, which is an increase of $0.01 per share or 1.02%.

The Corporation reported net income of $15,229,000 for the six months ended June 30, 2022. Compared to net income of $15,979,000 for the six months ended June 30, 2021, this is a decrease of $750,000 or 4.69% from comparable period results. Basic earnings per share was $1.75 and $1.83 for the six months ended June 30, 2022 and 2021, respectively, which is a decrease of $0.08 or 4.37%. These year-to-date 2022 results were primarily due to lower income from residential mortgage loans sold of $1,771,000.

    “As the second quarter of 2022 came to a close, the financial services industry was in uncharted waters as the Federal Reserve raised interest rates by 75 basis points, which was the third increase this year and the largest since 1994. In these unusual and unpredictable times, ACNB Corporation reported strong financial performance for the quarter despite the downward pressure of PPP loan payoffs and the decline in income from the sale of residential mortgage loans. Solid loan growth and the deployment of excess cash into higher-yielding securities contributed to earnings during the first half of 2022,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “With a strong capital base, ample liquidity, and superior asset quality as we enter the second half of 2022, we are cautiously optimistic as well as poised and prepared for the turbulence of the unknown interest rate environment and any other recessionary challenges ahead.”
    Mr. Helt continued, “A major project for ACNB Corporation’s subsidiary bank, ACNB Bank, is the construction of the new Upper Adams Office, slated to open in October 2022, which will consolidate

ACNB Corporation
Press Release/2022 Second Quarter Financial Results
July 29, 2022

the operations of three current community banking offices in this Pennsylvania geography. Due to evolving customer behaviors and expectations, branch optimization is a component of our strategic plan as we simultaneously seek both profitable and sustainable organic and inorganic growth. As always, our vision for growth is fundamental to the success of both the banking subsidiary of ACNB Bank and the insurance agency subsidiary of ACNB Insurance Services, Inc. as we strive to enhance long-term shareholder value and to be the independent financial services provider of choice in the core markets served by building relationships and finding solutions.”
Revenues
    Total revenues, defined as net interest income plus noninterest income, for the first half of 2022 were $47,392,000, or a 0.78% decrease from total revenues of $47,763,000 for the first half of 2021.
Net Interest Income and Margin
    Net interest income increased by $963,000 to $36,857,000 for the first six months of 2022, which was an increase of 2.68% compared to $35,894,000 for the first six months of 2021. The improvement in net interest income was driven by an increase in average earning assets from $2,444,884,000 in the first half of 2021 to $2,566,700,000 in the first half of 2022. The net interest margin for the first half of 2022 was 2.90%, compared to 2.96% for the same period of 2021.
Noninterest Income
    Noninterest income for the first six months of 2022 was $10,535,000, a decrease of $1,334,000 or 11.24% compared to the first six months of 2021. Income from residential mortgage loans sold decreased 80.61%, while income from commissions from insurance sales increased 23.86%, from the first half of 2021 to the first half of 2022.
Noninterest Expense
    Noninterest expense for the first six months of 2022 was $28,288,000, an increase of $770,000 or 2.80% from the same period in 2021. The increase was driven by increases in equipment, professional and

ACNB Corporation
Press Release/2022 Second Quarter Financial Results
July 29, 2022

other expenses. Equipment expense was $3,045,000 for the first six months of 2022, compared to $2,602,000 for the first six months of 2021. This rise in equipment expense was attributable to the additional ongoing expenses related to the Bank’s core systems conversion in late 2021. Professional expense was $739,000 for the first six months of 2022, compared to $468,000 for the first six months of 2021. This increase was a result of the additional expenses related to the transition of the Corporation’s independent audit firm, as well as higher expenses due to the use of executive recruiters to fill key roles within the Bank.
Loans
    Total loans outstanding were $1,509,792,000 at June 30, 2022. Loans outstanding increased by $41,365,000, or 2.82%, since December 31, 2021, and decreased by $47,984,000, or 3.08%, from June 30, 2021 to June 30, 2022. Year over year, the decrease in loans was largely attributable to the payoff of PPP loans and a reduction in residential mortgage loans. PPP loans declined by $93,112,000 during this period. Excluding PPP loan payoffs, loans increased $59,664,000, or 4.1%, from December 31, 2021 to June 30, 2022, due primarily to strong loan originations in the commercial and government lending portfolios during the period. Despite the intense competition in the Corporation’s market areas, there is a continued focus internally on asset quality and disciplined underwriting standards in the loan origination process. As a result of stable loan risk metrics, combined with low credit losses in the portfolio, the provision for loan losses for the first six months of 2022 was $0.
Deposits
    Total deposits were $2,363,773,000 at June 30, 2022. Deposits decreased by $62,616,000, or 2.58%, since December 31, 2021, and increased by $25,738,000, or 1.10%, from June 30, 2021 to June 30, 2022. Year over year, the increase in deposits was a result of customers holding higher balances across a broad base of accounts due to tepid economic activity resulting from the effects of the current

ACNB Corporation
Press Release/2022 Second Quarter Financial Results
July 29, 2022

economic environment. Since December 31, 2021, the decrease in deposits was due to customers beginning to seek alternative investments as market interest rates rose during the first half of 2022.
Stockholders’ Equity
    Total stockholders’ equity was $247,032,000 at June 30, 2022, compared to $272,114,000 at December 31, 2021, and $266,366,000 at June 30, 2021. Year to date, the $25,082,000 decline in stockholders’ equity from December 31, 2021 to June 30, 2022, was primarily attributable to the change in accumulated other comprehensive income due to unrealized losses in the securities portfolio resulting from the increase in market interest rates during the year. These unrealized losses were also the primary driver of the decline in the book value per share, which was $31.35 and $28.64 at December 31, 2021 and June 30, 2022, respectively.
Dividends and Share Repurchases
    Quarterly cash dividends paid to ACNB Corporation shareholders in the first half of 2022 totaled $4,521,000, or $0.52 per common share. In the first half of 2021, ACNB Corporation also paid $0.52 per common share, including a special dividend of $0.02 per common share, for total dividends paid to shareholders in the amount of $4,530,000. On July 21, 2022, the Corporation announced the regular quarterly cash dividend declared for the third quarter of 2022 in the amount of $0.26 per common share, payable on September 15, 2022, to shareholders of record as of September 1, 2022, which is consistent with the dividend paid in the first and second quarters of 2022.
Further, ACNB Corporation repurchased 88,225 shares of ACNB Corporation common stock during the second quarter of 2022 at a cost of $2,905,000. As of June 30, 2022, up to an additional 118,704 of ACNB Corporation’s common stock may be repurchased under the common stock repurchase program originally announced on February 25, 2021.

ACNB Corporation
Press Release/2022 Second Quarter Financial Results
July 29, 2022

ACNB Corporation Update
Effective June 1, 2022, Jason H. Weber became Executive Vice President/Treasurer & Chief Financial Officer of ACNB Corporation and ACNB Bank. As previously announced, Mr. Weber was selected as the successor to David W. Cathell, who announced in September 2021 his intention to retire from all of his positions with ACNB Corporation and its subsidiaries effective the close of business on May 31, 2022.
ACNB Bank Update
    On January 12, 2022, ACNB Bank announced plans to build a full-service community banking office to serve the Upper Adams area of Adams County, PA. The new office location at 3425 Biglerville Road, Biglerville, will offer enhanced services and conveniences, as well as will deploy new design concepts in the office lobby with the goal of streamlining and improving the customer experience. Upon completion of construction of the Upper Adams Office in Fall 2022, the plan is to consolidate operations of the three current ACNB Bank offices in the Upper Adams geography as part of the Bank’s branch optimization strategy and continued endeavors to enhance operational efficiencies and performance. It was recently announced that the new Upper Adams Office will open for business on October 17, 2022.
ACNB Insurance Services, Inc. Update
    On January 6, 2022, ACNB Corporation announced the name change and rebranding of the insurance agency subsidiary to ACNB Insurance Services, Inc. from Russell Insurance Group, Inc. effective January 1, 2022. This rebranding reinforces the common ownership by ACNB Corporation of both ACNB Bank and the insurance agency, as well as makes this affiliation more visible for businesses and consumers in order to maximize cross-selling opportunities in the shared communities served.
Additionally, as previously announced, effective February 28, 2022, ACNB Insurance Services, Inc. completed the acquisition of the business and assets of Hockley & O’Donnell Insurance Agency, LLC, Gettysburg, PA. This transaction is the most recent acquisition of a book of insurance business by

ACNB Corporation
Press Release/2022 Second Quarter Financial Results
July 29, 2022

ACNB Insurance Services, Inc., which is anticipated to increase gross premium dollars for the agency by approximately 30%. Systems integration related to this acquisition occurred as of June 27, 2022.
ACNB Corporation, headquartered in Gettysburg, PA, is the $2.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 20 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. ACNB Insurance Services, Inc. is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.
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SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and any other pandemic, epidemic or

ACNB Corporation
Press Release/2022 Second Quarter Financial Results
July 29, 2022

health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2022-29
July 29, 2022

ACNB Corporation
Press Release/2022 Second Quarter Financial Results
July 29, 2022

ACNB Corporation Financial Highlights

Unaudited Consolidated Condensed Statements of Income
Dollars in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
INCOME STATEMENT DATA
Interest income	$20,696	$20,633	$38,773	$40,003
Interest expense	892	2,064	1,916	4,109
Net interest income	19,804	18,569	36,857	35,894
Provision for loan losses	—	—	—	50
Net interest income after provision for loan losses	19,804	18,569	36,857	35,844
Noninterest income	6,076	5,956	10,535	11,869
Noninterest expense	15,006	13,731	28,288	27,518
Income before income taxes	10,874	10,794	19,104	20,195
Provision for income taxes	2,244	2,286	3,875	4,216
Net income	$8,630	$8,508	$15,229	$15,979
Basic earnings per share	$0.99	$0.98	$1.75	$1.83

Unaudited Selected Financial Data
Dollars in thousands, except per share data

	June 30, 2022	June 30, 2021	December 31, 2021
BALANCE SHEET DATA
Assets	$2,683,162	$2,708,520	$2,786,987
Securities	$598,088	$396,520	$446,161
Loans, total	$1,509,792	$1,557,776	$1,468,427
Allowance for loan losses	$18,943	$20,207	$19,033
Deposits	$2,363,773	$2,338,035	$2,426,389
Borrowings	$53,609	$84,458	$69,902
Stockholders’ equity	$247,032	$266,366	$272,114
COMMON SHARE DATA
Basic earnings per share	$1.75	$1.83	$3.19
Cash dividends paid per share	$0.52	$0.52	$1.03
Book value per share	$28.64	$30.54	$31.35
Number of common shares outstanding	8,624,035	8,721,348	8,679,206
SELECTED RATIOS
Return on average assets	1.11%	1.23%	1.03%
Return on average equity	11.82%	12.43%	10.52%
Non-performing loans to total loans	0.35%	0.50%	0.42%
Net charge-offs to average loans outstanding	0.01%	—%	0.08%
Allowance for loan losses to total loans	1.25%	1.30%	1.30%
Allowance for loan losses to non-performing loans	362.48%	260.53%	306.05%